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SPECIALTY CATALOG CORP.

COMPANY CONTACT:                       KCSA CONTACT:
  Thomas McCain, SVP & CFO             Daniel P. Stepanek/Darryl Hunt
  508-238-0199                         212-896-1202/1206

                                                           FOR IMMEDIATE RELEASE
                                                                               .

               SPECIALTY CATALOG ENTERS INTO MERGER AGREEMENT WITH
                                GOLUB ASSOCIATES

SOUTH EASTON, Mass., January 19, 2000 - Specialty Catalog Corp. (NASDAQ:CTLG "Company") announced today that it has entered into a definitive agreement for the previously announced sale of the Company to companies controlled by Golub Associates Incorporated ("GAI") and its affiliates.

The Merger Agreement provides for a cash merger in which the holders of common stock of Specialty Catalog Corp. immediately prior to the merger receive $5 per share in cash. Under the Merger Agreement, all outstanding rights to purchase Specialty Catalog Corp. common stock will also have the right, upon exercise, to receive $5 per share in cash.

The Company's Board of Directors has approved the Merger Agreement and has recommended that the Company's stockholders approve and adopt the Merger Agreement. In addition, stockholders holding approximately 35.7 per cent of the Company's common stock have agreed to vote their shares in favor of the proposed merger.

The merger is subject to the satisfaction of a number of closing conditions, including, but not limited to, the consummation of financing transactions by GAI, approval by the Company's stockholders and execution of employment agreements with certain members of senior management. The merger is expected to close in the spring of 2000.

In the event the Company accepts or recommends to its stockholders a competing offer, the Merger Agreement provides for a break-up fee of 5 percent of the value of the transaction payable to GAI and reimbursement of expenses incurred by GAI. Additionally, the Company has granted GAI an option to purchase 500,000 shares of Specialty Catalog common stock at $5 per share, which may be exercised by GAI in the event the Company accepts or recommends to its stockholders a competing offer.

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Specialty Catalog Corp. is a direct marketer targeting niche consumer product categories through a variety of catalogs. The Company is the leading U.S. retailer of women's wigs and hairpieces through its Paula Young(R) catalogs. The Company also offers African-American women a broad selection of quality wigs, hairpieces, apparel and related products through its Especially Yours(R) catalogs. Through its subsidiary, Daxbourne International Limited, the Company is a leading retailer and wholesaler of women's wigs and hairpieces in the United Kingdom. The Company also markets continuing education courses, seminars, conferences and other products to nurses and CPAs through its SC Publishing subsidiary.

Golub Associates Incorporated is an affiliate of Golub PS-GP LLC, which is the general partner of Leg Partners III SIBC LP, a New York-based privately owned investment partnership that previously reported a 13.69 percent investment stake in Specialty Catalog Corp. Mr. Lawrence Golub is the managing member of Golub PS-GP LLC.

Statements contained in this press release not historical in nature are "forward-looking statements" as provided by the Private Securities Reform Litigation Act of 1995. Such statements are subject to a variety of risks and uncertainties. There are a number of factors that could cause the Company's actual results to differ materially from those expressed in, or suggested by, any forward-looking statements made by the Company. The factors include, but are not limited to, the Company's ability to resolve the contingencies and conditions contained in the Merger Agreement for the acquisition of Specialty Catalog Corp. by Golub (as defined and referenced above). Risk factors also include, but are not limited to: the Company's ability to achieve its revenue goals which are dependent on the effectiveness of the Company's catalogs and marketing and advertising programs; the Company's ability to effectively manage its costs and expenses which are affected by, among other items, changes in postal rates, paper prices and media costs; the Company's pursuit of new branding strategies and growth opportunities, including acquisitions and assimilation of acquired companies; changes in the Company's management team; and the Company's implementation of new information systems. The factors also include, but again are not limited to, those risks set forth in the Company's Annual Report on Form 10-K, periodic reports on Form 10-Q and other filings made with the Securities and Exchange Commission.

VISIT OUR WEB SITES AT: www.ctlg.com, www.paulayoung.com, www.wig.com, www.especiallyyours.com, www.westernschools.com and www.AHI-online.com.

This press release and prior releases are available on the KCSA Public Relations Worldwide web site at www.kcsa.com. KCSA Worldwide, New York -- Daniel Stepanek/Darryl Hunt (212/896-1202/6), dstepanek@kcsa.com, dhunt@kcsa.com.

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